UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005 (March 18, 2005)

Chembio Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3661 Horseblock Road, Medford, NY   11763
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (631) 924-1135

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2005, Chembio Diagnostics, Inc. (the “Company”) granted to each of the Company’s two new non-employee directors, Dr. Gary Meller and Gerald A. Eppner, an option to purchase 36,000 shares of the Company’s common stock at an exercise price of $0.80, as a part of their compensation for their service on the Company’s Board of Directors. One-third of the options granted vest immediately, one-third of the options vest one year after the date of grant, and one-third of the options vest two years after the date of grant. Each of these options expire on March 18, 2010.

On March 18, 2005, the Company’s Board of Directors agreed to amend the exercise price of warrants to purchase 425,000 shares of the Company’s common stock owned by Mark L. Baum from $0.90 per share to $0.75 per share. Mr. Baum has been a member of the Company’s Board of Directors since December 11, 2003, during which time he has not received compensation for his time or efforts as a member of the Company’s Board of Directors.

Item 2.02. Results of Operations and Financial Condition.

On March 23, 2005, the Company issued a press release containing financial results for the year and quarter ended December 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 2.02 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated March 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Date: March 24, 2005	By:	/s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer